Quad City Holdings, Inc.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



The Board of Directors recommends approval for ALL nominees.

                                      For  Withhold  For All (Except
                                      All     All    Nominee(s) written below)

1.  Election of Directors -
    Nominees:  Richard R. Horst and   [ ]     [ ]    ___________________________
               Ronald G. Peterson     [ ]     [ ]    ___________________________

                                This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.



                                   Dated: ________________________________, 1999

                               Signature(s) _________________________________

                               ----------------------------------------------
                               Please date proxy and sign it exactly as name appears hereon. Joint owners should each sign personally. Executors, trustees, etc. should indicate their titles when signing.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT!


           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                            QUAD CITY HOLDINGS, INC.
                  Proxy is Solicited By the Board of Directors
           For the Annual Meeting of Stockholders - October 20, 1999

The undersigned  hereby appoints Michael A. Bauer, James J. Brownson and Douglas
M. Hultquist, or any of them acting in the absence of the others, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of Quad City Holdings, Inc., to be held at the JumerOs Castle Lodge, 900 Spruce Hills Drive, Bettendorf, Iowa 52722, on Wednesday, October 20, 1999, at 10:00 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.


[ ] Check here if you plan to attend the meeting.

[ ] Check here for address change.


New Address: _____________________________

__________________________________________

__________________________________________


                                  (Continued  and to be signed on reverse side.)